FONAR CORPORATION

     FonarMRInews                                            The  MRI Specialist
For    Immediate   Release                                   An ISO 9001 Company

Contact:    Daniel Culver,                                   110  Marcus   Drive
Director of Communications                                   Melville, NY  11742
David Terry,  Senior  V.P.                                   Tel:   631/694-2929
email: invest @ fonar. com                                   Fax:   631/390-9540
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          FONAR CONTINUES TO SHOW INCREASES IN SCANNER SALES REVENUES;
GROSS PROFIT MARGINS ON PRODUCT SALES INCREASE OVER SAME PERIODS FROM PRIOR YEAR

 First Three HMCA - Managed Stand-Up(TM) MRI Centers contribute $1.3 million in net operating income to HMCA for the first nine months of Fiscal 2004

MELVILLE, NEW YORK, May 17, 2004 - FONAR Corporation (NASDAQ-FONR), The MRI Specialist(TM), reported a net loss of $1.5 million on revenues of $19.4 million for the third quarter of fiscal 2004 as compared to a net loss of $6.3 million on revenues of $9.8 million for the third quarter of fiscal 2003. This represented a decline in our net loss of 76% and an improvement of 98% in our revenues.

The Company reported a net loss of $8.0 million on revenues of $50.5 million for the nine-month period ended March 31, 2004, as compared to a net loss of $12.0 million ($11.7 million from continuing operations) on revenues of $39.0 million for the nine-month period ended March 31, 2003.

Dr. Raymond Damadian, president and chairman of Fonar said, "I am very pleased with our progress. Revenues and net losses improved continuously from quarter to quarter during fiscal 2004: a net loss of $3.8 million on revenues of $13.3 million for the first quarter, a net loss of $2.6 million on revenues of $17.9 million for the second quarter and a net loss of $1.5 million on revenues of $19.4 million for the third quarter. These results are clear indicators that our business is achieving its goals."

FONAR Corporation Total Revenues and Net Losses Chart for 1st 3 Quarters of Fiscal 2004 appears on Web site as part of this release.

http://www.fonar.com/news/051704.htm

                     (000,000s omitted)
                1st Qtr   2nd Qtr   3rd Qtr
Total Revenues  $13.3     $17.9     $19.4
Net Losses      $(3.8)    $(2.6)    $(1.5)

High gross profit margins on product sales continued to increase: 38.4% for the first nine months of fiscal 2004 compared to 34.9% for the first nine months of fiscal 2003 and 36.9% for the third quarter of fiscal 2004 compared to 34.6% for the third quarter of fiscal 2003. We attribute these trends to the continuing growth of our MRI product sales, particularly our Stand-Up(TM) MRI scanners and the increased efficiencies resulting from our higher sales volumes.

For the three month period ended March 31, 2004, as compared to the three month period ended March 31, 2003, overall revenues from MRI product sales increased 273.2% ($12.2 million compared to $3.3 million). Overall, for the third quarter of fiscal 2004, revenues for the medical equipment segment increased by 206.3% to $13.6 million from $4.4 million for the third quarter of fiscal 2003.

For the nine month period ended March 31, 2004, as compared to the nine month period ended March 31, 2003, overall revenues from MRI product sales increased 60.2% ($28.8 million as compared to $18.0 million). Overall, revenues for the medical equipment segment increased by 51.6% to $33.0 million for the first nine months of fiscal 2004 as compared to $21.8 million for the first nine months of fiscal 2003.

Orders for 30 Stand-Up(TM) MRI scanners were received during the first nine months of fiscal 2004 as compared to orders for 12 Stand-Up(TM) MRI scanners during the first nine months of fiscal 2003, representing an increase in orders of 150%.

The total costs and expenses for the Company, however, increased by only 16.1% to $58.2 million for the first nine months of fiscal 2004 from $50.1 million for the first nine months of fiscal 2003 (as compared to a 29.6% increase in revenues) and by only 32.5% to $20.8 million for the third quarter of fiscal 2004 from $15.7 million for the third quarter of fiscal 2003 (as compared to a 98% increase in revenues).

In the aggregate, cash, cash equivalents and marketable securities increased from $15.2 million at June 30, 2003 to $18.4 million at March 31, 2004.

Working capital approximated $20.5 million as of March 31, 2004, as compared to working capital of $13.1 million as of June 30, 2003, increasing by 57.4%.

HMCA revenues increased in the third quarter of fiscal 2004, by 7.6% to $5.7 million from $5.3 million for the third quarter of fiscal 2003 and in the first nine months of fiscal 2004 by 1.9% to $17.6 million from $17.3 million for the first nine months of 2003. This resulted in large measure from our continuing program of replacing older scanners at the sites we manage with Stand-Up(TM) MRI scanners.

Dr. Damadian said, "We're pleased at the results of our efforts to upgrade the MRI facilities. The first three of HMCA's Stand-Up(TM) MRI upgrades are working well contributing $1.3 million in operating income to HMCA for the first nine months of fiscal 2004 as compared to $909,000 for the first six months of fiscal 2004. In addition we completed the installation of a fourth Stand-Up(TM) MRI scanner in March, 2004 in Boca Raton, Florida. We are planning to open two new sites with Stand-Up(TM) MRI scanners within the next 12 months, which would bring the total number of facilities with Stand-Up(TM) MRI scanners we manage to six."

The Company believes that the existing trends in both our medical equipment division and in the upgrading and streamlining of HMCA's operations, absent unforeseen circumstances, should result in improved operating results. Factors beyond our control, such as the timing and rate of market growth which depend on economic conditions, make it impossible, however, to forecast when or if Fonar will become profitable, but we believe we are pursuing the correct policies to bring us to the point where we should be profitable and that those policies should prove successful in moving the Company in that direction.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                   FOR THREE MONTHS ENDED
                                                            MARCH 31,

                                                        2004       2003

                                                 ------------ ------------

Revenues                                         $19,353,000     $9,775,000

Loss From                                       ============   ============

 Continuing Operations                          $(1,484,000)   $(6,256,000)

Loss - Discontinued Operations                         -          $(70,000)

                                                ------------   ------------
Net Loss                                       $(1,484,000)    $(6,326,000)

                                                ============   ============

Basic & Diluted Loss per Share
  - Continuing Operations                            $(0.02)        $(0.08)

Basic & Diluted Loss per Share
   - Discontinued Operations                            -              -
                                                ------------   ------------

Basic & Diluted Net Loss per Share                   $(0.02)        $(0.08)
                                                ============   ============


                                                   FOR NINE MONTHS ENDED
                                                        MARCH 31,

                                                    2004          2003

                                                ------------   ------------

Revenues                                         $50,544,000    $39,006,000

Loss From                                       ============   ============

 Continuing Operations                          $(7,957,000)  $(11,657,000)

Loss - Discontinued Operations                         -         $(295,000)

                                                ------------   ------------
Net Loss                                        $(7,957,000)  $(11,952,000)

                                                ============   ============

Basic & Diluted Loss per Share
  - Continuing Operations                            $(0.09)        $(0.16)

Basic & Diluted Loss per Share
   - Discontinued Operations                             -             -
                                                ------------   ------------

Basic & Diluted Net Loss per Share                   $(0.09)        $(0.16)
                                                ============   ============

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             MRI Specialist, Stand-Up, Upright, Position, PMRI and
        The Proof is in the Picture are trademarks of FONAR Corporation.

              Be sure to visit FONAR's Web site for Company product
                            and investor information:
                                  www.fonar.com

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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